UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010 (May 10, 2010)

HEALTHSPRING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32739	20-1821898
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 291-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 10, 2010, HealthSpring, Inc., a Delaware corporation (the “Company”), announced that its Board of Directors had authorized a stock repurchase program of up to $100.0 million of the Company’s common stock. Any stock repurchase under the program may be made through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans. The stock repurchase program is scheduled to expire on June 30, 2011. The timing, prices, and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be suspended at any time at the Company’s discretion. The Company’s press release announcing the repurchase program is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release issued by HealthSpring, Inc. dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.

By: /s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President

Date: May 12, 2010

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release issued by HealthSpring, Inc. dated May 10, 2010.